UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12
THE MED-DESIGN CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with written preliminary materials:

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

N E W S B U L L E T I N	RE:	Med-Design Corporation
FROM:		2810 Bunsen Avenue
Ventura, CA 93003
Nasdaq: MEDC

FOR FURTHER INFORMATION:

AT THE COMPANY		FOR MEDIA
Larry Ellis	David Dowsett	Denise Portner
Chief Financial Officer	Acting Chief Executive Officer	Tierney Communications
(805) 339-0375	(805) 339-0375 x103	(215) 790-4395

FOR IMMEDIATE RELEASE
Med-Design Adjourns Special Meeting of Stockholders
Ventura, CA (May 19, 2006) –The Med-Design Corporation (NASDAQ: MEDC) announced that the special meeting of stockholders held today has been adjourned in order to solicit additional votes on the adoption of the Agreement and Plan of Merger and Reorganization with a subsidiary of Specialized Health Products International, Inc. More than 80% of shares voted are in favor of the proposal, but they constitute approximately 300,000 shares less than the majority of the shares outstanding needed to approve the merger. The meeting will reconvene at 10:00 a.m. on June 2, 2006 at The Union League, Broad and Sansom Streets, Philadelphia, Pennsylvania.
For more information on The Med-Design Corporation you may access the Company’s web site at www.med-design.com.